ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

IEG HOLDINGS CORPORATION

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of IEG HOLDINGS CORPORATION, a Florida corporation (the “Corporation”), does hereby certify that the following resolutions and amendments (the “Amendments”) were adopted by the Board of Directors and the required preferred shareholders, as applicable, of the Corporation.

RESOLVED: That the Series A Preferred Stock shall be replaced as Series A Preferred Stock bearing the attributes set forth below, in order to adjust the conversion ratio for the Corporation’s rights offering to existing stockholders of the Corporation commenced December 1, 2015;

RESOLVED: That the Series F Preferred Stock shall be replaced as Series F Preferred Stock bearing the attributes set forth below, in order to adjust the conversion ratio for the Corporation’s rights offering to existing stockholders of the Corporation commenced December 1, 2015;

RESOLVED: That the Series G Preferred Stock shall be replaced as Series G Preferred Stock bearing the attributes set forth below, in order to adjust the conversion ratio for the Corporation’s rights offering to existing stockholders of the Corporation commenced December 1, 2015;

RESOLVED: That the Series H Preferred Stock shall be replaced as Series H Preferred Stock bearing the attributes set forth below, in order to adjust the conversion ratio for the Corporation’s rights offering to existing stockholders of the Corporation commenced December 1, 2015;

RESOLVED: That the Corporation’s articles of incorporation, as amended (the “Articles”), as filed with the Florida State Department should be amended to reflect the foregoing resolutions;

RESOLVED: That the President/CEO of the Corporation is authorized to take any and all actions necessary or advisable in order to reflect the changes in the authorized capital of the Corporation described above;

NOW THEREFORE, in accordance with the foregoing resolutions, the Corporation’s Articles are amended as follows:

A. Replacement of Series A Preferred Stock Terms. That the Board of Directors adopted a resolution providing for the replacement of the Series A Preferred Stock terms pursuant to a written consent dated December 1, 2015, which resolution is as follows:

Series A Preferred Stock

1. Designation, Amounts and Stated Value. The designation of this series, which consists of One Million (1,000,000) shares of Preferred Stock, is the Series A Preferred Stock (the “Series A Preferred Stock”). The “Stated Value” of the Series A Preferred Stock shall be $1 per share, being the per share value of the consideration received by the Corporation for the issuance of such shares. In the event of a liquidation or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to receive the Stated Value per share of Series A Preferred Stock then outstanding.

2. Dividends. The Series A Preferred Stock shall be entitled to receive 12% per annum dividends paid monthly.

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3. Rank. The Series A Preferred Stock shall rank pari passu with any other series of preferred stock hereafter designated by the Corporation and not designated as senior securities or subordinate to the Series A Preferred Stock.

4. Voting Rights. On all matters to come before the shareholder of the Corporation, the holder of Series A Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series A Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no Record Date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 1001. Except as otherwise expressly provided by this Amendment or by applicable law, the holders of Series A Preferred Stock shall vote together with the holders of the outstanding shares of all other capital stock of the Corporation (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

5. Redemption and Call Rights. The Series A Preferred Stock shall not be subject to any redemption rights on behalf of the Corporation or subject to call by any holder of the Series A Preferred Stock.

6. Holder Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of the Corporation’s Common Stock:

A. At any time after December 31, 2014 and upon notice provided by the holder to the Corporation, a holder shall have the right to convert, at face value per share, all or any portion of their Series A Preferred Stock into shares of the Corporation’s Common Stock on the basis of sixteen (16) shares of Common Stock for each share of Series A Preferred Stock so converted (the “Conversion Ratio”). The Conversion Ratio has been adjusted for (i) the 1:100 reverse split approved by FINRA in June 2015, (ii) the Corporation’s rights offering to existing stockholders commenced in August 2015, and (iii) the Corporation’s rights offering to existing stockholders commenced in December 2015.

B. If at any time after the date of issuance of the Series A Preferred Stock, in the event the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series A Preferred Stock); (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares; or (iv) conduct a rights offering to its existing shareholders, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

C. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

D. In each case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series A Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

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F. Promptly after the Corporation’s receipt of a conversion notice, and upon surrender of the Series A Preferred Stock certificate for cancellation, the Corporation shall deliver to the holder a certificate representing the number of the Corporation’s shares of Common Stock into which such Series A Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series A Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

7. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series A Preferred Stock.

8. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having:

a. dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series A Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

9. Vote to Change the Terms of Series A Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series A Preferred Stock, shall be required for any change to the Corporation’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock in which case such Series A Preferred Stock shall be converted pursuant to the terms of the Corporation’s Articles of Incorporation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Status of Converted Stock. In case any shares of Series A Preferred Stock shall be converted, the shares so converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

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B. Replacement of Series F Preferred Stock Terms. That the Board of Directors adopted a resolution providing for the replacement of the Series F Preferred Stock terms pursuant to a written consent dated December 1, 2015, which resolution is as follows:

Series F Preferred Stock

1. Designation, Amounts and Stated Value. The designation of this series, which consists of Two Million (2,000,000) shares of Preferred Stock, is the Series F Preferred Stock (the “Series F Preferred Stock”). The “Stated Value” of the Series F Preferred Stock shall be $1 per share, being the per share value of the consideration received by the Corporation for the issuance of such shares. In the event of a liquidation or winding up of the Corporation, holders of the Series F Preferred Stock shall be entitled to receive the Stated Value per share of Series F Preferred Stock then outstanding.

2. Dividends. The Series F Preferred Stock shall be entitled to receive 12% per annum dividends paid monthly.

3. Rank. The Series F Preferred Stock shall rank pari passu with any other series of preferred stock hereafter designated by the Corporation and not designated as senior securities or subordinate to the Series F Preferred Stock.

4. Voting Rights. On all matters to come before the shareholder of the Corporation, the holder of Series F Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (a) the number of shares of Series F Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no Record Date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 34/100. Except as otherwise expressly provided by this Certificate or by applicable law, the holders of Series F Preferred Stock shall vote together with the holders of the outstanding shares of all other capital stock of the Corporation (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

5. Redemption and Call Rights. Any time after December 31, 2015, the Corporation shall have the right, but not the obligation, to redeem, out of funds legally available, all of the unconverted outstanding shares of the Series F Preferred Stock (the “Redemption”). The Company shall redeem the Series F Preferred Stock by paying in cash an amount per share equal to $1.00 (the “Redemption Price”). In the event that the Corporation elects to redeem the shares of the Series F Preferred Stock, the Corporation shall give notice of such election by delivering an executed and completed notice of Redemption (“Notice of Redemption”) to the Holder setting forth the number of shares being redeemed along with the Redemption Price. In the case of the exercise of the Redemption rights set forth herein, the Redemption privilege shall be deemed to have been exercised upon the date of receipt by the Holder of the Notice of Redemption.

6. Holder Conversion Rights. The holders of the Series F Preferred Stock shall have the following rights with respect to the conversion of the Series F Preferred Stock into shares of the Corporation’s Common Stock:

A. If the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 13,332/10,000 (1.3332) shares of Common Stock for each share of Series F Preferred Stock (the “Conversion Ratio”). The Conversion Ratio has been adjusted for (i) the 1:100 reverse split approved by FINRA in June 2015, (ii) the Corporation’s rights offering to existing stockholders commenced in August 2015, and (iii) the Corporation’s rights offering to existing stockholders commenced in December 2015.

B. If at any time after the date of issuance of the Series F Preferred Stock, in the event the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series F Preferred Stock); (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares; or (iv) conduct a rights offering to its existing shareholders, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

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C. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series F Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

D. In each case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series F Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

E. Promptly after the Corporation’s receipt of a conversion notice, and upon surrender of the Series F Preferred Stock certificate for cancellation, the Corporation shall deliver to the holder a certificate representing the number of the Corporation’s shares of Common Stock into which such Series F Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series F Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

7. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series F Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series F Preferred Stock.

8. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having:

a. dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series F Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

9. Vote to Change the Terms of Series F Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series F Preferred Stock, shall be required for any change to the Corporation’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series F Preferred Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series F Preferred Stock certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series F Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series F Preferred Stock into Common Stock in which case such Series F Preferred Stock shall be converted pursuant to the terms of the Corporation’s Articles of Incorporation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

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11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series F Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Status of Converted Stock. In case any shares of Series F Preferred Stock shall be converted, the shares so converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series F Preferred Stock.

C. Replacement of Series G Preferred Stock Terms. That the Board of Directors adopted a resolution providing for the replacement of the Series G Preferred Stock terms pursuant to a written consent dated December 1, 2015, which resolution is as follows:

Series G Preferred Stock

1. Designation, Amounts and Stated Value. The designation of this series, which consists of Six Million (6,000,000) shares of Preferred Stock, is the Series G Preferred Stock (the “Series G Preferred Stock”). The “Stated Value” of the Series G Preferred Stock shall be $1 per share, being the per share value of the consideration received by the Corporation for the issuance of such shares. In the event of a liquidation or winding up of the Corporation, holders of the Series G Preferred Stock shall be entitled to receive the Stated Value per share of Series G Preferred Stock then outstanding.

2. Dividends. The Series G Preferred Stock shall be entitled to receive 12% per annum dividends paid quarterly.

3. Rank. The Series G Preferred Stock shall rank pari passu with any other series of preferred stock hereafter designated by the Corporation and not designated as senior securities or subordinate to the Series G Preferred Stock.

4. Voting Rights. On all matters to come before the shareholder of the Corporation, the holder of Series G Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (a) the number of shares of Series G Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no Record Date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 20/100. Except as otherwise expressly provided by this Certificate or by applicable law, the holders of Series G Preferred Stock shall vote together with the holders of the outstanding shares of all other capital stock of the Corporation (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

5. Redemption and Call Rights. Any time after December 31, 2015, the Corporation shall have the right, but not the obligation, to redeem, out of funds legally available, all of the unconverted outstanding shares of the Series G Preferred Stock (the “Redemption”). The Company shall redeem the Series G Preferred Stock by paying in cash an amount per share equal to $1.00 (the “Redemption Price”). In the event that the Corporation elects to redeem the shares of the Series G Preferred Stock, the Corporation shall give notice of such election by delivering an executed and completed notice of Redemption (“Notice of Redemption”) to the Holder setting forth the number of shares being redeemed along with the Redemption Price. In the case of the exercise of the Redemption rights set forth herein, the Redemption privilege shall be deemed to have been exercised upon the date of receipt by the Holder of the Notice of Redemption.

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6. Holder Conversion Rights. The holders of the Series G Preferred Stock shall have the following rights with respect to the conversion of the Series G Preferred Stock into shares of the Corporation’s Common Stock:

A. If the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 8,000/10,000 (0.8000) shares of Common Stock for each share of Series G Preferred Stock (the “Conversion Ratio”). The Conversion Ratio has been adjusted for (i) the Corporation’s rights offering to existing stockholders commenced in August 2015, and (ii) the Corporation’s rights offering to existing stockholders commenced in December 2015.

B. If at any time after the date of issuance of the Series G Preferred Stock, in the event the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series G Preferred Stock); (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares; or (iv) conduct a rights offering to its existing shareholders, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

C. If the Common Stock issuable upon the conversion of the Series G Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series G Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series G Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

D. In each case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series G Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

E. Promptly after the Corporation’s receipt of a conversion notice, and upon surrender of the Series G Preferred Stock certificate for cancellation, the Corporation shall deliver to the holder a certificate representing the number of the Corporation’s shares of Common Stock into which such Series G Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series G Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

7. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series G Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series G Preferred Stock.

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8. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having:

a. dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series G Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

9. Vote to Change the Terms of Series G Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series G Preferred Stock, shall be required for any change to the Corporation’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Preferred Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series G Preferred Stock certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series G Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series G Preferred Stock into Common Stock in which case such Series G Preferred Stock shall be converted pursuant to the terms of the Corporation’s Articles of Incorporation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series G Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Status of Converted Stock. In case any shares of Series G Preferred Stock shall be converted, the shares so converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series G Preferred Stock.

D. Replacement of Series H Preferred Stock. That the Board of Directors adopted a resolution providing for the replacement of the Series H Preferred Stock terms pursuant to a written consent dated December 1, 2015, which resolution is as follows:

Series H Preferred Stock

1. Designation, Amounts and Stated Value. The designation of this series, which consists of Ten Million (10,000,000) shares of Preferred Stock, is the Series H Preferred Stock (the “Series H Preferred Stock”). The “Stated Value” of the Series H Preferred Stock shall be $1 per share, being the per share value of the consideration received by the Corporation for the issuance of such shares. In the event of a liquidation or winding up of the Corporation, holders of the Series H Preferred Stock shall be entitled to receive the Stated Value per share of Series H Preferred Stock then outstanding.

2. Dividends. The Series H Preferred Stock shall be entitled to receive 10% per annum dividends paid quarterly.

3. Rank. The Series H Preferred Stock shall rank pari passu with any other series of preferred stock hereafter designated by the Corporation and not designated as senior securities or subordinate to the Series H Preferred Stock.

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4. Voting Rights. On all matters to come before the shareholder of the Corporation, the holder of Series H Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (a) the number of shares of Series H Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no Record Date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 13/100. Except as otherwise expressly provided by this Certificate or by applicable law, the holders of Series H Preferred Stock shall vote together with the holders of the outstanding shares of all other capital stock of the Corporation (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

5. Redemption and Call Rights. Any time after June 30, 2016, the Corporation shall have the right, but not the obligation, to redeem, out of funds legally available, all of the unconverted outstanding shares of the Series H Preferred Stock (the “Redemption”). The Company shall redeem the Series H Preferred Stock by paying in cash an amount per share equal to $1.00 (the “Redemption Price”). In the event that the Corporation elects to redeem the shares of the Series H Preferred Stock, the Corporation shall give notice of such election by delivering an executed and completed notice of Redemption (“Notice of Redemption”) to the Holder setting forth the number of shares being redeemed along with the Redemption Price. In the case of the exercise of the Redemption rights set forth herein, the Redemption privilege shall be deemed to have been exercised upon the date of receipt by the Holder of the Notice of Redemption.

6. Holder Conversion Rights. The holders of the Series H Preferred Stock shall have the following rights with respect to the conversion of the Series H Preferred Stock into shares of the Corporation’s Common Stock:

A. On December 31, 2015, and upon notice provided by the holder to the Corporation, a holder shall have the right to convert, at face value per share, all or any portion of their Series H Preferred Stock into shares of the Corporation’s Common Stock on the basis of 5,332/10,000 (0.5332) shares of Common Stock for each share of Series H Preferred Stock so converted or if the holder elects to convert on June 30, 2016, such shares shall be converted on the basis of 5,000/10,000 (0.5000) shares of Common Stock for each share of Series H Preferred Stock (the “Conversion Ratio”). The Conversion Ratio has been adjusted for (i) the Corporation’s rights offering to existing stockholders commenced in August 2015, and (ii) the Corporation’s rights offering to existing stockholders commenced in December 2015.

B. If at any time after the date of issuance of the Series H Preferred Stock, in the event the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series H Preferred Stock); (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares; or (iv) conduct a rights offering to its existing shareholders, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

C. If the Common Stock issuable upon the conversion of the Series H Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series H Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series H Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

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D. In each case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series H Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

E. Promptly after the Corporation’s receipt of a conversion notice, and upon surrender of the Series H Preferred Stock certificate for cancellation, the Corporation shall deliver to the holder a certificate representing the number of the Corporation’s shares of Common Stock into which such Series H Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series H Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

7. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series H Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series H Preferred Stock.

8. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having:

a. dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series H Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

9. Vote to Change the Terms of Series H Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series H Preferred Stock, shall be required for any change to the Corporation’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series H Preferred Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series H Preferred Stock certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series H Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series H Preferred Stock into Common Stock in which case such Series H Preferred Stock shall be converted pursuant to the terms of the Corporation’s Articles of Incorporation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series H Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Status of Converted Stock. In case any shares of Series H Preferred Stock shall be converted, the shares so converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series H Preferred Stock.

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E. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board of Directors on December 1, 2015 as required by law and the Articles of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed these Articles of Amendment as of December 1, 2015.

IEG HOLDINGS CORPORATION

By:	/s/ Paul Mathieson
Paul Mathieson, President and Chief Executive Officer

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EXHIBIT A

IEG HOLDINGS CORPORATION

CONVERSION NOTICE

Fax: _________________

IEG HOLDINGS CORPORATION

Reference is made to the Certificate of Designations, Preferences and Rights of Series __________ Preferred Stock of IEG HOLDINGS CORPORATION (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series ______ Preferred Stock (the “Preferred Shares”), of IEG HOLDINGS CORPORATION indicated below into shares of Common Stock (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:_______________________________________________________

Number of Preferred Shares to be converted:_____________________________________

Stock certificate no(s). of Preferred Shares to be converted:__________________________

Tax ID Number (If applicable): _______________________________________________

Please confirm the following information:

Conversion Price:_________________________________________________________

Number of shares of Common Stock to be issued:_________________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: ________________________________________

________________________________________

Address: _________________________________________

Telephone Number: _________________________________

Facsimile Number:__________________________________

Authorization:_____________________________________

By:_________________________________

Title:________________________________

Dated: ______________________________

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